Exhibit 10.3

PIER 1 IMPORTS, INC.

PIER 1 BENEFIT RESTORATION PLAN II

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009

AMENDMENT NO. 1

This Amendment No. 1 is made to the Pier 1 Benefit Restoration Plan II as Amended and Restated Effective January 1, 2009 (the “Plan”). This Amendment No. 1 is made effective January 1, 2011, by Pier 1 Imports, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Company desires to close the Plan to further contributions; and

WHEREAS, pursuant to Section 11.04 of the Plan, the Company may amend the Plan at any time, in whole or in part;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	With respect to Article III of the Plan, participation in the Plan shall be limited to those individuals who were Participants in the Plan with Restoration Account balances as of December 31, 2010.

2.	With respect to Article IV of the Plan, from and after the last full payroll period beginning in the 2010 Taxable Year, Participants shall not be entitled to defer compensation under the Plan, other than deferrals of the 2011 Fiscal Year annual bonus based on the annual bonus deferral election made prior to the beginning of the 2010 Taxable Year. From and after the last full payroll period beginning in the 2010 Taxable Year, no further Company matching contribution credits shall be made under the Plan, other than Company matching contribution credits on 2011 Fiscal Year annual bonus compensation deferrals.

3.	This Amendment No. 1 shall not operate or be construed to alter, modify or amend the Plan except as expressly set forth herein. The terms and provision of the Plan, as expressly amended hereby, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed effective January 1, 2011.

PIER 1 IMPORTS, INC.

Gregory S. Humenesky
Executive Vice President - Human Resources
December 20, 2010